Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 9, 2017, relating to the financial statements and financial statement schedules of all of the assets and liabilities of Vornado Realty Trust’s Washington DC segment (other than its 46.2% interest in Rosslyn Plaza), (the “Vornado Included Assets”) (which report expresses an unqualified opinion on the financial statements and financial statement schedules and includes an explanatory paragraph referring to the allocation of certain operating expenses) appearing in Registration Statement on Form 10-12B (File No. 001-37994) dated June 9, 2017.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia
September 18, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 9, 2017 relating to the financial statement of JBG SMITH Properties appearing in the Registration Statement on Form 10-12B (File No. 001-37994) dated June 9, 2017.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia
September 18, 2017